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                                                                     EXHIBIT 5.1



                                November 4, 1998


The PMI Group, Inc.
601 Montgomery Street

San Francisco, CA 94111


          Re:  Registration Statement on Form S-3


Ladies and Gentlemen:


          At your request, we are rendering this opinion in connection with the Registration Statement on Form S-3 which The PMI Group, Inc., a Delaware corporation (the "Company") intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 800,000 shares of the Company's common stock, $0.01 par value ("Common Stock"). The shares of Common Stock being registered are expected to be offered and sold from time to time pursuant to the exercise of transferable stock options granted to participants in The PMI Group, Inc. Equity Incentive Plan, as amended and The PMI Group, Inc. Stock Plan for Non-Employee Directors, as amended (collectively, the "Plans") and subsequently transferred by those participants to certain permitted transferees in accordance with the terms of the respective Plans.

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 800,000 shares of Common Stock to be issued by the Company upon the exercise of transferred stock options in accordance with the terms of the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.


          We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-3 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP